Exhibit 4.7

AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of December 7, 2006 by and among Trina Solar Limited (formerly, “Trina Solar Energy Holding Limited Co.”), a Cayman Islands exempted company (the “Company”), and the other parties listed on the signature pages hereto (each, along with the Company, a “Party” and collectively, the “Parties”).

RECITALS

A. WHEREAS, the Parties previously entered into an Amended and Restated Shareholders Agreement dated May 30, 2006, amended as of June 28, 2006 (the “Shareholders Agreement”);

B. WHEREAS, all Parties agree to terminate certain sections of the Shareholders Agreement pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Notwithstanding any contrary provisions in the Shareholders Agreement, all the provisions under Sections 1, 3, 4, 5 (excluding Section 5.3, which shall not be terminated), 7, 8 of the Shareholders Agreement shall terminate upon consummation of the Initial Public Offering.

2. Except as amended hereby, the terms of the Shareholders Agreement shall remain in full force and effect.

3. This Amendment constitutes an integral part of the Shareholders Agreement and shall be of equal legal force and effect. If there is any discrepancy between the provisions of the Shareholders Agreement and those of this Amendment, the relevant provisions in this Amendment shall prevail.

4. Capitalized terms not defined in this Amendment or in the Shareholders Agreement as amended hereby shall have the respective meanings ascribed to such terms in the Shareholders Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to duly execute this Amendment as of the date and year first above written.

THE COMPANY:
TRINA SOLAR LIMITED
BY:	/s/
Name:
Title:

THE WFOE:
CHANGZHOU TRINA SOLAR ENERGY CO., LTD.
BY:	/s/
Name:
Title:	LEGAL REPRESENTATIVE

THE FOUNDERS:
/S/
GAO Jifan

/S/
WU Chunyan

TOPOWER INTERNATIONAL LIMITED
BY:	/s/
Name:
Title:

THE FOUNDERS:
PERSEVERANCE INTERNATIONAL INVESTMENT CO., LTD.
BY:	/s/
Name:
Title:

THE INVESTORS:
MILESTONE SOLAR HOLDINGS I LIMITED
BY:	/s/
Name:
Title:

MILESTONE SOLAR HOLDINGS II LIMITED
BY:	/s/
Name:
Title:

TRIUMPH SKY TECHNOLOGY LIMITED
BY:	/s/
Name:
Title:

ACCURATE GROUP HOLDINGS LIMITED
BY:	/s/
Name:
Title:

THE INVESTORS:
INDOPARK HOLDINGS LIMITED
BY:	/s/
Name:
Title:

VDCI SA
BY:	/s/
Name:
Title:

IPROP HOLDINGS LIMITED
BY:	/s/
Name:
Title:

GOOD ENERGIES INVESTMENTS LIMITED
BY:	/s/
Name:
Title:

BY:	/s/
Name:
Title:

THE SHAREHOLDERS:
SINO BASE INVESTMENT CO., LTD.
BY:	/s/
Name:
Title:

TOPOWER INTERNATIONAL LIMITED
BY:	/s/
Name:
Title:

DIVINE LAND INTERNATIONAL INVESTMENT LIMITED
BY:	/s/
Name:
Title:

PERSEVERANCE INTERNATIONAL INVESTMENT LIMITED
BY:	/s/
Name:
Title:

SOUTH GREAT INVESTMENT LIMITED
BY:	/s/
Name:
Title: